Exhibit 3.1
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
MOLYCORP, INC.
     Molycorp, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”) hereby certifies that:
          1. The following amendments to the Certificate of Incorporation have been duly adopted by the Board of Directors of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.
          2. In lieu of a meeting and vote of stockholders, the stockholders of the Corporation have approved and adopted by written consent in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware the following amendments to the Certificate of Incorporation.
          3. Article IV of the Certificate of Incorporation is hereby amended by deleting Article IV, Section 1 in its entirety and replacing it with the following:
“ARTICLE IV
     Section 1. Authorized Capital Stock.
     The total number of shares of all classes of capital stock that the Corporation is authorized to issue is 414,000,000 shares, consisting of: (a) 350,000,000 shares of Common Stock, par value $0.001 per share (“Common Stock”); (b) 60,000,000 shares of Class A Common Stock, par value $0.001 per share (“Class A Common Stock”); and 4,000,000 shares of Class B Common Stock, par value $0.001 per share (“Class B Common Stock”). The number of authorized shares of Common Stock, Class A Common Stock and Class B Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL, and no vote of the holders of any of the Common Stock, Class A Common Stock or Class B Common Stock, voting separately as a class, shall be required therefor.
     Upon this Certificate of Amendment of Certificate of Incorporation becoming effective pursuant to the DGCL (the “Effective Time”), (1) each share of the Corporation’s Class A Common Stock (including fractional shares), either issued and outstanding or held by the Corporation as treasury stock immediately prior to the Effective Time will be and is automatically reclassified as and converted (without any further act) into 38.23435373 fully-paid and nonassessable shares of Class A Common Stock (or a pro rata number of shares with respect to any fractional shares) and (2) each share of the Corporation’s

Class B Common Stock (including fractional shares), either issued and outstanding or held by the Corporation as treasury stock immediately prior to the Effective Time will be and is automatically reclassified as and converted (without any further act) into 38.23435373 fully-paid and nonassessable shares of Class B Common Stock (or a pro rata number of shares with respect to any fractional shares). All fractional shares of Class A Common Stock or Class B Common Stock that would otherwise be required to be issued as a result of the reclassification will be rounded up or down to the nearest 1/100 of a share of Class A Common Stock or Class B Common Stock, as applicable (with any half share rounded up to the nearest whole number). Each certificate that theretofore represented shares of Class A Common Stock or Class B Common Stock shall thereafter represent such number of shares of Class A Common Stock or Class B Common Stock, as applicable, into which the shares of Class A Common Stock or Class B Common Stock represented by such certificate have been reclassified.”
          4. Article IV of the Certificate of Incorporation is hereby amended by deleting Article IV, Section 5(d) in its entirety and replacing it with the following:
     ”(d) Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Class A Common Stock or Class B Common Stock. The number of full shares of Common Stock issuable upon conversion of Class A Common Stock and Class B Common Stock shall be computed on the basis of the aggregate number of shares of such Class A Common Stock or Class B Common Stock to be converted held by each holder of Class A Common Stock or Class B Common Stock, as applicable, rounded up or down to the nearest whole number (with any half share rounded up to the nearest whole number).”
          5. Article IV of the Certificate of Incorporation is hereby amended by deleting Article IV, Section 6(m) in its entirety and replacing it with the following:
     ”(m) “Class B Alternative Return Percentage” means, at a given time, the product of (i) 0.84 and (ii) the specified percentage provided for below, determined as a function of the Alternative Return on Investment at that time:

Alternative Return on Investment	Class B Alternative Return Percentage
1.0	3.20%
1.2	3.23%
1.4	3.26%
1.6	3.30%
1.8	3.33%
2.0	3.40%
2.2	3.46%
2.4	3.53%
2.6	3.60%
2.8	3.68%
3.0	3.79%

2

Alternative Return on Investment	Class B Alternative Return Percentage
3.2	3.90%
3.4	4.02%
3.6	4.14%
3.8	4.26%
4.0	4.43%
4.2	4.61%
4.4	4.79%
4.6	4.99%
4.8	5.19%
5.0	5.44%
5.2	5.72%
5.4	6.00%
5.6	6.30%
5.8	6.62%
6.0	6.95%
6.2 and above	7.00%"
          6. Article IV of the Certificate of Incorporation is hereby amended by deleting Article IV, Section 6(o) in its entirety and replacing it with the following:
     ”(o) “Class B IPO Return Percentage” means, at a given time, the product of (i) 0.84 and (ii) the specified percentage provided for below, determined as a function of the IPO Return on Investment at that time:

IPO Return on Investment	Class B IPO Return Percentage
1.0	3.20%
1.2	3.23%
1.4	3.26%
1.6	3.30%
1.8	3.33%
2.0	3.40%
2.2	3.46%
2.4	3.53%
2.6	3.60%
2.8	3.68%
3.0	3.79%
3.2	3.90%
3.4	4.02%
3.6	4.14%
3.8	4.26%
4.0	4.43%
4.2	4.61%
4.4	4.79%
4.6	4.99%
4.8	5.19%
5.0	5.44%
5.2	5.72%

3

IPO Return on Investment	Class B IPO Return Percentage
5.4	6.00%
5.6	6.30%
5.8	6.62%
6.0	6.95%
6.2 and above	7.00%"
          7. Article IV of the Certificate of Incorporation is hereby amended by deleting Article IV, Section 6(r) in its entirety and replacing it with the following:
     ”(r) “Class B Return Percentage” means, at a given time, the product of (i) 0.84 and (ii) the specified percentage provided for below, determined as a function of the Return on Investment at that time:

Return on Investment	Class B Return Percentage
1.0	3.20%
1.2	3.23%
1.4	3.26%
1.6	3.30%
1.8	3.33%
2.0	3.40%
2.2	3.46%
2.4	3.53%
2.6	3.60%
2.8	3.68%
3.0	3.79%
3.2	3.90%
3.4	4.02%
3.6	4.14%
3.8	4.26%
4.0	4.43%
4.2	4.61%
4.4	4.79%
4.6	4.99%
4.8	5.19%
5.0	5.44%
5.2	5.72%
5.4	6.00%
5.6	6.30%
5.8	6.62%
6.0	6.95%
6.2 and above	7.00%"
          8. Article IV of the Certificate of Incorporation is hereby amended by deleting Article IV, Section 6(bb) in its entirety and replacing it with the following:
     ”(bb) “IPO Valuation” means an amount equal to the product obtained by multiplying (i) the aggregate number of shares of Class A Common Stock, Class

4

B Common Stock and Common Stock outstanding immediately prior to the consummation of the Initial Public Offering, without giving effect to any sale of shares of Common Stock in the Initial Public Offering by the Initial Stockholders, by (ii) the price per share to the public of the Common Stock in the Initial Public Offering.”

5

     IN WITNESS WHEREOF, Molycorp, Inc. has caused this Certificate of Amendment of Certificate of Incorporation to be executed by its duly authorized officer this 9th day of July, 2010.

MOLYCORP, INC.
By:	/s/ John F. Ashburn, Jr.
	Name:	John F. Ashburn, Jr.
	Title:	Executive Vice President and General Counsel

6

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
MOLYCORP, INC.
     Molycorp, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”) hereby certifies that:
               1. The name of the Corporation is Molycorp, Inc.
               2. The Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) was originally filed with the Secretary of State of the State of Delaware on March 4, 2010.
               3. The Corporation has not received any payment for any of its stock.
               4. The following amendments to the Certificate of Incorporation have been duly adopted by the Board of Directors of the Corporation in accordance with Section 241 of the General Corporation Law of the State of Delaware.
               5. Article IV of the Certificate of Incorporation is hereby amended by deleting Article IV in its entirety and replacing it with the following:
ARTICLE IV
     Section 1. Authorized Capital Stock.
     The total number of shares of all classes of capital stock that the Corporation is authorized to issue is 8,200,000 shares, consisting of: (a) 5,000,000 shares of Common Stock, par value $0.001 per share (“Common Stock”); (b) 3,000,000 shares of Class A Common Stock, par value $0.001 per share (“Class A Common Stock”); and 200,000 shares of Class B Common Stock, par value $0.001 per share (“Class B Common Stock”). The number of authorized shares of Common Stock, Class A Common Stock and Class B Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware, and no vote of the holders of any of the Common Stock, Class A Common Stock or Class B Common Stock, voting separately as a class, shall be required therefor.
     Section 2. Voting Rights.
          (a) Each share of Common Stock shall entitle the holder thereof to one vote on all matters on which stockholders generally are entitled to vote.
          (b) Subject to the provisions of the Stockholders Agreement (as defined in Section 7), the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to vote on all matters as to which holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as such holders of Common Stock. In each such matter voted on by the Common Stock holders, (i) each share of Class A Common Stock shall entitle the holder thereof to one vote and (ii) each share of Class B Common Stock shall entitle the holder thereof to such number of votes as shall equal the number of shares of Common Stock into which such share of Class B Common Stock would be convertible pursuant to Section 5(b) at the record date for the determination of stockholders entitled to vote or, if no record date is established, at the date such vote is taken.
          (c) The holders of Common Stock shall vote together with the holders of Class A Common Stock and Class B Common Stock, as one class.
     Section 3. Dividends.
          (a) Subject to applicable law and to the provisions of this Certificate of Incorporation, dividends may be declared and paid on the Common Stock, Class A Common Stock and, to the extent provided for in Section 3(b), Class B Common Stock out of the assets of the Corporation that are by law available therefor at such times and in such amounts as the Board of Directors of the Corporation in its discretion shall determine. All holders of outstanding shares of Common Stock and Class A Common Stock shall be entitled to participate ratably in any dividend or distribution paid on the Common Stock (other than dividends paid in the form of shares of Common Stock) or Class A Common Stock (other than dividends paid in the form of shares of Class A Common Stock).
          (b) Except as otherwise provided in this Section 3, the holders of Class B Common Stock shall not be entitled to any dividend payments (other than dividends paid in the form of additional shares of Class B Common Stock). If, at the time of the payment of any dividend to the holders of Common Stock (other than dividends paid in the form of shares of Class A Common Stock) or Class A Common Stock (other than dividends paid in the form of shares of Class A Common Stock), the Initial Stockholders (as defined in Section 6) have received the Aggregate Initial Stockholders Return (as defined in Section 6) from the Corporation, then the holders of Class B Common Stock shall be entitled to receive, before the payment of any such dividend upon any of the Common Stock and the Class A Common Stock, all or a portion of such dividend in an aggregate amount equal to the Class B Return, to be allocated on a pro rata basis among the holders of Class B Common Stock in accordance with their relative ownership of Class B Common Stock, with any remaining dividend to be allocated on a pro rata basis among the holders of Common Stock and Class A Common Stock in accordance with relative ownership of Common Stock and Class A Common Stock, as applicable. If, at the time of the payment of any dividend to the holders of Common Stock (other than dividends paid in the form of shares of Class A Common Stock) or Class A Common Stock (other than dividends paid in the form of shares of Class A Common Stock), the Initial Stockholders have not received the Aggregate Initial Stockholders Return from the Corporation, then any such dividend shall be distributed as follows: (i) first, the holders of Common Stock and Class A Common Stock shall be entitled to receive all or a portion of such dividend in an amount such that the Initial Stockholders will have received, in the aggregate along with any other dividends or distributions received previously from the Corporation (other than dividends paid in the form of shares of Class A Common Stock), the Aggregate Initial Stockholders Return, to be allocated on a pro rata basis among the holders of Common Stock and Class A Common Stock in accordance with relative ownership of Common Stock and Class A Common Stock, as applicable; (ii) second, the holders of Class B Common Stock shall be entitled to receive all or a portion of the remaining dividend in an aggregate amount equal to the Class B Return, to be allocated on a pro rata basis among the holders of Class B Common Stock in accordance with relative ownership of Class B Common Stock; and (ii) third, the holders of Common Stock and Class A Common Stock shall be entitled to receive any remaining dividend, to be allocated on a pro rata basis among the holders of Common Stock and Class A Common Stock in accordance with relative ownership of Common Stock and Class A Common Stock, as applicable.
     Section 4. Liquidation.
          (a) Upon any Liquidation (as defined in Section 6), subject to Section 4(b), the holders of Common Stock and Class A Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution ratably.
          (b) Except as otherwise provided in this Section 4, upon any Liquidation, the holders of Class B Common Stock shall not be entitled to receive any distribution or payment. If, at the time of the distribution or other payment in connection with the Liquidation, the Initial Stockholders have received the Aggregate Initial Stockholders Return from the Corporation, then the net assets of the Corporation available for distribution shall be distributed as follows: (i) first, the holders of Class B Common Stock shall be entitled to receive a distribution in an aggregate amount equal to the Class B Return, to be allocated on a pro rata basis among the holders of Class B Common Stock in accordance with relative ownership of Class B Common Stock; and (ii) second, the holders of Common Stock and Class A Common Stock shall be entitled to receive any remaining net assets, to be allocated on a pro rata basis among the holders of Common Stock and Class A Common Stock in accordance with relative ownership of Common Stock and Class A Common Stock, as applicable. If, at the time of the distribution or other payment in connection with the Liquidation, the Initial Stockholders have not received the Aggregate Initial Stockholders Return from the Corporation, then the net assets of the Corporation available for distribution shall be distributed as follows: (i) first, the holders of Common Stock and Class A Common Stock shall be entitled to receive a distribution in an amount such that the Initial Stockholders will have received, in the aggregate along with any dividends or other distributions received previously from the Corporation (other than dividends paid in the form of shares of Class A Common Stock), the Aggregate Initial Stockholders Return, to be allocated on a pro rata basis among the holders of Common Stock and Class A Common Stock in accordance with relative ownership of Common Stock and Class A Common Stock, as applicable; (ii) second, the holders of Class B Common Stock shall be entitled to receive a distribution in an aggregate amount equal to the Class B Return, to be allocated on a pro rata basis among the holders of Class B Common Stock in accordance with relative ownership of Class B Common Stock; and (iii) third, the holders of Common Stock and Class A Common Stock shall be entitled to receive any remaining net assets, to be allocated on a pro rata basis among the holders of Common Stock and Class A Common Stock in accordance with relative ownership of Common Stock and Class A Common Stock, as applicable.
          (c) In the event of a Liquidation involving the sale of shares by stockholders of the Corporation or a merger, consolidation or similar stock transaction, the “assets of the Corporation available for distribution” shall be deemed to be the aggregate consideration to be paid to all stockholders participating in such Liquidation. In connection with such a Liquidation, the Corporation shall either (i) cause the definitive transaction document(s) to provide as a condition precedent to the consummation of such Liquidation for the conversion of the Class B Common Stock into the right to receive an amount equal to the applicable amount payable with respect to such Class B Common Stock under this Section 4 (subject to the priorities and limitations set forth herein) or (ii) concurrently with the consummation of such Liquidation, cause the redemption of all outstanding shares of Class B Common Stock for an amount equal to the applicable amount payable with respect to the Class B Common Stock under this Section 4 (subject to the priorities and limitations set forth herein).
          (d) In the event of a Liquidation involving a Sale of the Corporation (as defined in Section 6), the Class B Return, if any, shall be paid in the same type of consideration as that received by the stockholders of the Corporation participating in such Liquidation. If any or all of the proceeds payable to the stockholders of the Corporation in connection with a Liquidation are in a form other than cash or marketable securities, the fair market value of such consideration shall be determined in good faith by the Board of Directors of the Corporation.
     Section 5. Conversion.
          (a) Automatic Conversion into Common Stock Upon Initial Public Offering. Upon the terms set forth in this Section 5, immediately prior to the consummation of an Initial Public Offering (as defined in Section 6), (i) each share of Class A Common Stock shall automatically be converted, without any action on the part of the holder thereof, into that number of fully paid and nonassessable shares of Common Stock equal to the product obtained by multiplying (A) one by (B) the Class A IPO Conversion Factor (as defined in Section 6) and (ii) each share of Class B Common Stock shall automatically be converted, without any action on the part of the holder thereof, into that number of fully paid and nonassessable shares of Common Stock equal to the product obtained by multiplying (A) one by (B) the Class B IPO Conversion Factor (as defined in Section 6).
          (b) Automatic Conversion into Common Stock Upon Approval of the Board of Directors. Upon the terms set forth in this Section 5, upon the approval of the Board of Directors of the Corporation in its sole discretion to convert all of the outstanding shares of Class A Common Stock and Class B Common Stock into shares of Common Stock, (i) each share of Class A Common Stock shall automatically be converted, without any action on the part of the holder thereof, into that number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by multiplying (A) one by (B) the Class A Alternative Conversion Factor and (ii) each share of Class B Common Stock shall automatically be converted, without any action on the part of the holder thereof, into that number of fully paid and nonassessable shares of Common Stock equal to the product obtained by multiplying (A) one by (B) the Class B Alternative Conversion Factor.
          (c) Mechanics of Conversion. As promptly as practicable after the conversion of any shares of Class A Common Stock or Class B Common Stock into Common Stock under this Section 5, the Corporation shall issue and deliver to or upon the written order of such holder, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a stockholder of record on the date of (i) the consummation of the Initial Public Offering in connection with a conversion pursuant to Section 5(a) and (ii) the approval of the Board of Directors in connection with a conversion pursuant to Section 5(b).
          (d) Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Class A Common Stock or Class B Common Stock. The number of full shares of Common Stock issuable upon conversion of Class A Common Stock and Class B Common Stock shall be computed on the basis of the aggregate number of shares of such Class A Common Stock or Class B Common Stock to be converted held by each holder of Class A Common Stock or Class B Common Stock, as applicable, rounded down to the nearest whole number.
     Section 6. Definitions.
     As used herein, the following terms shall have the following meanings:
          (a) “Affiliate” means, with respect to any person, any other person directly or indirectly Controlling or Controlled by, or under direct or indirect common Control with, such Person.
          (b) “Aggregate Initial Stockholders Return” means the aggregate Initial Stockholders Return with respect to all of the shares of Common Stock and Class A Common Stock held by the Initial Stockholders plus the Class A Total Invested Capital.
          (c) “Alternative Return” means an amount equal to the sum of (i) the Alternative Valuation and (ii) the Total Prior Distributions.
          (d) “Alternative Return on Investment” means an amount equal to (i) the Alternative Return divided by (ii) the Class A Total Invested Capital.
          (e) “Alternative Valuation” means the aggregate fair market value of the Common Stock and Class A Common Stock held by the Initial Stockholders on the date of the approval by the Board of Directors of the Corporation of a conversion of Class B Common Stock pursuant to Section 5(b) based on the most recent (i) sale of the Corporation’s equity in a bona fide offering to a third-party other than the Initial Stockholders or Affiliates thereof or the holders of Class B Common Stock or Affiliates thereof or (ii) third-party appraisal of the Corporation if such appraisal has occurred within six months of such approval; provided, however, that if neither clause (i) or clause (ii) would provide a fair market value, then the aggregate fair market value shall be determined in good faith by the Board of Directors of the Corporation.
          (f) “Capital Contribution” means (i) with respect to a share of Class A Common Stock held by an Initial Stockholder originally issued pursuant to the Contribution Agreement (and any Common Stock or Class A Common Stock issued or issuable with respect to such share of Class A Common Stock by way of a split, dividend, or other division of securities, or in connection with a combination of securities, conversion, exchange, replacement, recapitalization, merger, consolidation, or other reorganization or otherwise), the aggregate amount of the capital contributions by the Initial Stockholder or its predecessor (or the Former Member, with respect to a membership interest in Molycorp LLC purchased from the Former Member that was ultimately exchanged for shares of Class A Common Stock) to Molycorp LLC with respect to a membership interest in Molycorp LLC that ultimately was exchanged for such share of Class A Common Stock (excluding any contribution of interests in Molycorp Minerals to Molycorp LLC), and the capital contributions by the Initial Stockholder or its predecessor (or the Former Member, with respect to a membership interest in Molycorp LLC purchased from the Former Member that was ultimately exchanged for shares of Class A Common Stock) to Molycorp Minerals with respect to a membership interest in Molycorp Minerals that was ultimately exchanged for a membership interest in Molycorp LLC, and (ii) with respect to any other share of Common Stock or Class A Common Stock held by an Initial Stockholder, the purchase price per share paid by the Initial Stockholder or its predecessor to the Corporation for such share of Common Stock or Class A Common Stock, as applicable. For the avoidance of doubt, with respect to any share of Common Stock or Class A Common Stock that is transferred to an Initial Stockholder (other than an issuance from the Corporation), the Capital Contribution shall be the capital contributions initially made to Molycorp LLC or Molycorp Minerals, as applicable, with respect to clause (i) in the preceding sentence and the purchase price per share paid to the Corporation with respect to clause (ii) in the preceding sentence.
          (g) “Class A Alternative Conversion Factor” means the sum of (i) one and (ii) the quotient obtained dividing (A) the difference between (1) the aggregate number of outstanding shares of Class B Common Stock less (2) the aggregate number of shares of Common Stock that the holders of Class B Common Stock are entitled to receive upon conversion pursuant to Section 5(b) by (B) the aggregate number of shares of Common Stock and Class A Common Stock held by the Initial Stockholders.
          (h) “Class A IPO Conversion Factor” means the sum of (i) one and (ii) the quotient obtained dividing (A) the difference between (1) the aggregate number of outstanding shares of Class B Common Stock immediately prior to the consummation of the Initial Public Offering less (2) the aggregate number of shares of Common Stock that the holders of Class B Common Stock are entitled to receive upon conversion pursuant to Section 5(a) by (B) the aggregate number of shares of Common Stock and Class A Common Stock held by the Initial Stockholders immediately prior to the consummation of the Initial Public Offering without giving effect to any sale of shares of Common Stock in the Initial Public Offering by the Initial Stockholders.
          (i) “Class A Prior Distributions” means all dividends or distributions previously paid to the Initial Stockholders (other than dividends paid in the form of shares of Common Stock or Class A Common Stock).
          (j) “Class A Total Invested Capital” means the sum of all Capital Contributions made by the Initial Stockholders.
          (k) “Class B Alternative Conversion Factor” means the quotient obtained dividing (i) the product obtained by multiplying (A) the Class B Alternative Sharing Percentage by (B) the sum of (1) the aggregate number of outstanding shares of Common Stock and Class A Common Stock held by the Initial Stockholders and (2) the aggregate number of outstanding shares of Class B Common Stock by (ii) the aggregate number of outstanding shares of Class B Common Stock.

          (l) “Class B Alternative Sharing Percentage” means the quotient obtained in the following formula:
          [((Alternative Return — Aggregate Initial Stockholders Return) x Class B Alternative Return Percentage) — Class B Prior Distributions] / Alternative Valuation.
          (m) “Class B Alternative Return Percentage” means, at a given time, the specified percentage provided for below, determined as a function of the Alternative Return on Investment at that time:

Alternative Return on Investment	Class B Alternative Return Percentage
1.0	3.20%
1.2	3.23%
1.4	3.26%
1.6	3.30%
1.8	3.33%
2.0	3.40%
2.2	3.46%
2.4	3.53%
2.6	3.60%
2.8	3.68%
3.0	3.79%
3.2	3.90%
3.4	4.02%
3.6	4.14%
3.8	4.26%
4.0	4.43%
4.2	4.61%
4.4	4.79%
4.6	4.99%
4.8	5.19%
5.0	5.44%
5.2	5.72%
5.4	6.00%
5.6	6.30%
5.8	6.62%
6.0	6.95%
6.2 and above	7.00%
          (n) “Class B IPO Conversion Factor” means the quotient obtained dividing (i) the product obtained by multiplying (A) the Class B Sharing Percentage by (B) the sum of (1) the aggregate number of outstanding shares of Common Stock and Class A Common Stock held by the Initial Stockholders immediately prior to the consummation of the Initial Public Offering without giving effect to any sale of shares of Common Stock in the Initial Public Offering by the Initial Stockholders and (2) the aggregate number of outstanding shares of Class B Common Stock immediately prior to the consummation of the Initial Public Offering by (ii) the aggregate number of outstanding shares of Class B Common Stock immediately prior to the consummation of the Initial Public Offering.
          (o) “Class B IPO Return Percentage” means, at a given time, the specified percentage provided for below, determined as a function of the IPO Return on Investment at that time:

IPO Return on Investment	Class B IPO Return Percentage
1.0	3.20%
1.2	3.23%
1.4	3.26%
1.6	3.30%
1.8	3.33%
2.0	3.40%
2.2	3.46%
2.4	3.53%
2.6	3.60%
2.8	3.68%
3.0	3.79%
3.2	3.90%
3.4	4.02%
3.6	4.14%
3.8	4.26%
4.0	4.43%
4.2	4.61%
4.4	4.79%
4.6	4.99%
4.8	5.19%
5.0	5.44%
5.2	5.72%
5.4	6.00%
5.6	6.30%
5.8	6.62%
6.0	6.95%
6.2 and above	7.00%
          (p) “Class B Prior Distributions” means all dividends or distributions previously paid to the holders of Class B Common Stock (other than dividends paid in the form of shares of Class B Common Stock).
          (q) “Class B Return” means, for any dividend or distribution required to be shared with the holders of Class B Common Stock in accordance with Section 3 or Section 4, an amount equal to the difference between (i) product of (A) the Class B Return Percentage, taking into account such dividend or distribution to be shared as if such dividend or distribution has been made, multiplied by (B) the difference between (1) the sum of (x) the Total Prior Distributions and (y) such dividend or distribution to be shared among the Initial Stockholders and the holders of Class B Common Stock, and (2) the amount of the Aggregate Initial Stockholder Return and (ii) the Class B Prior Distributions.
          (r) “Class B Return Percentage” means, at a given time, the specified percentage provided for below, determined as a function of the Return on Investment at that time:

Return on Investment	Class B Return Percentage
1.0	3.20%
1.2	3.23%
1.4	3.26%
1.6	3.30%
1.8	3.33%
2.0	3.40%
2.2	3.46%
2.4	3.53%
2.6	3.60%
2.8	3.68%
3.0	3.79%
3.2	3.90%
3.4	4.02%
3.6	4.14%
3.8	4.26%
4.0	4.43%
4.2	4.61%
4.4	4.79%
4.6	4.99%
4.8	5.19%
5.0	5.44%
5.2	5.72%
5.4	6.00%
5.6	6.30%
5.8	6.62%
6.0	6.95%
6.2 and above	7.00%
          (s) “Class B Sharing Percentage” means the quotient obtained in the following formula:
[((IPO Return — Aggregate Initial Stockholders Return) x Class B IPO Return Percentage) - Class B Prior Distributions] / IPO Valuation.
          (t) “Contribution Agreement” means that certain Contribution Agreement, dated as of April 15, 2010, by and among the Corporation, Molycorp LLC, Molycorp Minerals, Resource Capital Fund IV L.P., Resource Capital Fund V L.P., RCF IV Speedwagon Inc., PP IV Mountain Pass II, LLC, PP IV MP AIV 1, LLC, PP IV MP AIV 2, LLC, PP IV MP AIV 3, LLC, PP IV Mountain Pass II Inc., PP IV Mountain Pass Inc., TNA Moly Group LLC, MP Rare

Company LLC, KMSMITH LLC and the persons listed on Exhibit A thereto as Incentive Shareholders.
          (u) “Control” means (a) the ownership, directly or indirectly, of fifty percent (50%) or more of the voting equity share capital of a specific person or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. For purposes of this definition, “Controlling” and “Controlled” shall have correlative meanings. Without limiting the generality of the foregoing, a person shall be deemed to Control any other person of which it owns, directly or indirectly, a majority of the ownership or voting interests.
          (v) “Former Member” means GS Power Holdings LLC.
          (w) “Initial Public Offering” means the first underwritten offering of equity securities of the Corporation registered under the Securities Act of 1933 pursuant to an effective registration statement.
          (x) “Initial Stockholders” means, collectively, Resource Capital Fund IV L.P., Resource Capital Fund V L.P., PP IV Mountain Pass II, LLC, PP IV MP AIV 1, LLC, PP IV MP AIV 2, LLC, PP IV MP AIV 3, LLC, TNA Moly Group LLC, MP Rare Company LLC and KMSMITH LLC, and any other person to whom shares of Common Stock initially held by such stockholders are transferred, subject to any restrictions on transferability pursuant to the terms and conditions of the Stockholders Agreement.
          (y) “Initial Stockholders Return” means (i) with respect to a share of Class A Common Stock held by an Initial Stockholder originally issued pursuant to the Contribution Agreement (and any Common Stock or Class A Common Stock issued or issuable with respect to such share of Class A Common Stock by way of a split, dividend, or other division of securities, or in connection with a combination of securities, conversion, exchange, replacement, recapitalization, merger, consolidation, or other reorganization or otherwise), a return that began to accrue on, as applicable, the date the Initial Stockholder or its predecessor (or the Former Member, with respect to a membership interest in Molycorp LLC purchased from the Former Member that was ultimately exchanged for shares of Class A Common Stock) made a Capital Contribution from time to time to Molycorp LLC with respect to a membership interest in Molycorp LLC that ultimately was exchanged for such share of Class A Common Stock, or the date the Initial Stockholder or its predecessor (or the Former Member, with respect to a membership interest in Molycorp LLC purchased from the Former Member that was ultimately exchanged for shares of Class A Common Stock) made a Capital Contribution from time to time to Molycorp Minerals with respect to a membership interest in Molycorp Minerals that was ultimately exchanged for a membership interest in Molycorp LLC, at the rate of ten percent (10%) compounded annually on the sum of such share’s Undistributed Capital Contribution and any accrued unpaid return and (ii) with respect to any other share of Common Stock or Class A Common Stock held by an Initial Stockholder, a return that begins to accrue on the date the Initial Stockholder or its predecessor made the Capital Contribution to the Corporation with respect to such share of Common Stock or Class A Common Stock, as applicable, at the rate of ten percent (10%) compounded annually on the sum of such share’s Undistributed Capital Contribution and any unpaid accrued return.

          (z) “IPO Return” means an amount equal to the sum of (i) the IPO Valuation and (ii) the Total Prior Distributions.
          (aa) “IPO Return on Investment” means an amount equal to (i) the IPO Return divided by (ii) the Class A Total Invested Capital.
          (bb) “IPO Valuation” means the aggregate fair market value of the Common Stock held by the Initial Stockholders immediately prior to the consummation of the Initial Public Offering based on the price per share to the public of the Common Stock in the Initial Public Offering, without giving effect to any sale of shares of Common Stock in the Initial Public Offering by the Initial Stockholders.
          (cc) “Liquidation” means any Sale of the Corporation or voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, other than any dissolution, liquidation or winding up in connection with any reincorporation of the Corporation in another jurisdiction.
          (dd) “Molycorp LLC” means Molycorp, LLC, a Delaware limited liability company.
          (ee) “Molycorp Minerals” means Molycorp Minerals, LLC, a Delaware limited liability company.
          (ff) “Original Issuance Date” means the date of the original issuance of the first share of Class A Common Stock.
          (gg) “Return on Investment” means, at the time of a dividend or distribution to be made with respect to the Common Stock or Class A Common Stock, an amount equal to (i) the sum of (A) the Total Prior Distributions plus (B) the amount of the dividend or distribution to be made, divided by (ii) the Class A Total Invested Capital.
          (hh) “Sale of the Corporation” means the sale of the Corporation to one or more independent third parties, pursuant to which such party or parties acquire (i) capital stock or other securities of the Corporation possessing the voting power to elect a majority of the Board of Directors of the Corporation (whether by merger, consolidation or issuance, sale or transfer of the Corporation’s capital stock) or (ii) all or substantially all of the Corporation’s assets determined on a consolidated basis.
          (ii) “Stockholders Agreement” means that certain Stockholders Agreement, dated as of April 15, 2010, by and among the Corporation and certain of its stockholders, as amended from time to time.
          (jj) “Total Prior Distributions” means the sum of the Class A Prior Distributions and the Class B Prior Distributions.
          (kk) “Undistributed Capital Contribution” means with respect to a share of Common Stock or Class A Common Stock held by an Initial Stockholder, an amount equal to the Capital Contribution with respect to such share, reduced by an amount equal to the sum of all previous dividends made with respect to such share of Common Stock or Class A Common Stock, as applicable.

     IN WITNESS WHEREOF, Molycorp, Inc. has caused this Certificate of Amendment of Certificate of Incorporation to be executed by its duly authorized officer this 15th day of April, 2010.

MOLYCORP, INC.
By:	/s/ Mark A. Smith
	Name:	Mark A. Smith
	Title:	President and Chief Executive Officer

CERTIFICATE OF INCORPORATION
OF
MOLYCORP, INC.
ARTICLE I
     The name of the corporation (the “Corporation”) is Molycorp, Inc.
ARTICLE II
     The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.
ARTICLE III
     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).
ARTICLE IV
     The Corporation is authorized to issue one class of capital stock, designated as “Common Stock.” The total number of shares of capital stock that the Corporation has authority to issue is 2,000,000 shares of Common Stock, par value $0.01 per share.
ARTICLE V
     Elections of directors need not be by written ballot except and to the extent provided in the Bylaws of the Corporation.
ARTICLE VI
     To the full extent permitted by the DGCL or any other applicable law currently or hereafter in effect, no director of the Corporation will be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation. Any repeal or modification of this Article VI will not adversely affect any right or protection of a director of the Corporation existing immediately prior to such repeal or modification.

ARTICLE VII
     Section 1. Right to Indemnification. Each person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that the person is or was a director or an officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted or required by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article VII with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.
     Section 2. Right to Advancement of Expenses. The right to indemnification conferred in Section 1 of this Article VII shall include the right to be paid by the Corporation the expenses (including, without limitation, attorneys’ fees and expenses) incurred in defending any such Proceeding in advance of its final disposition (an “Advancement of Expenses”); provided, however, that, if the DGCL so requires, an Advancement of Expenses incurred by an Indemnitee in such person’s capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (an “Undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise. The rights to indemnification and to the Advancement of Expenses conferred in Sections 1 and 2 of this Article VII shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.
     Section 3. Right of Indemnitee to Bring Suit. If a claim under Section 1 or 2 of this Article VII is not paid in full by the Corporation within 60 calendar days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be 20 calendar days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee

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shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Corporation shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article VII or otherwise shall be on the Corporation.
     Section 4. Non-Exclusivity of Rights. The rights to indemnification and to the Advancement of Expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, Bylaws, any agreement, vote of stockholders or disinterested directors or otherwise.
     Section 5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL.
     Section 6. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the Advancement of Expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification and Advancement of Expenses of directors and officers of the Corporation.

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ARTICLE VIII
     To the full extent permitted by the DGCL or any other applicable law currently or hereafter in effect, no director of the Corporation will be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation. Any repeal or modification of this Article VIII will not adversely affect any right or protection of a director of the Corporation existing prior to such repeal or modification.
ARTICLE IX
     The name and mailing address of the Sole Incorporator of the Corporation is Molycorp, LLC, 5619 Denver Tech Center Parkway, Suite 1000, Greenwood Village, Colorado 80111.

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     IN WITNESS WHEREOF, the undersigned, being the Sole Incorporator hereinabove named, does hereby execute this Certificate of Incorporation as of the 4th day of March 2010.

MOLYCORP, LLC
/s/ John F. Ashburn, Jr.
By: John F. Ashburn, Jr.
Authorized Person

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